UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 19, 2009

Prospect Medical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32203	33-0564370
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10780 Santa Monica Boulevard Suite 400 Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 943-4500

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.              Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Prospect Medical Holdings, Inc., a Delaware corporation (the “Company”), Bank of America, N.A., as administrative agent (the “Administrative Agent”), and certain lenders are parties to a First Lien Credit Agreement dated as of August 8, 2007, as amended, a Second Lien Credit Agreement dated as of August 8, 2007, as amended, and certain related agreements (collectively referred to herein as the “Loan Agreements”), pursuant to which, among other things, the Company has been provided with a $155,000,000 syndicated senior secured credit facility (the “Credit Facility”).

Since the inception of the Credit Facility, the Company has made all scheduled payments of principal and interest under the Loan Agreements, and the Company believes that it is currently in compliance with the terms and requirements of the Loan Agreements.  However, on March 19, 2009, the Company received written notices from the Administrative Agent that the Credit Facility’s lenders have elected to begin charging interest based on the default interest rates set forth under the Loan Agreements because the lenders have deemed the Company in default of a Credit Facility requirement regarding the required sale of certain of the Company’s assets by a specified date.  In addition, the Administrative Agent, on behalf of the various lenders, has reserved the right to exercise all of its rights and remedies under the Loan Agreements (including, without limitation, termination of the Credit Facility) as a result of the Company’s alleged default.  The Company has strongly disputed the Administrative Agent’s characterization of the matter, and the parties have engaged in ongoing discussion seeking its resolution.  During such discussions, the Administrative Agent, on behalf of the lenders, proposed certain terms which the Company believes are entirely unreasonable and, therefore, not acceptable.  The Company has countered with alternative terms that the Administrative Agent has not accepted.  While the parties’ discussions are continuing, there can be no assurance that this matter will be resolved on a basis favorable to the Company.

Additional information is provided in the press release of Prospect Medical Holdings filed herewith and incorporated herein.

Item 9.01.              Financial Statements and Exhibits

(d)                                    Exhibits

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release of Prospect Medical Holdings, Inc. dated March 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT MEDICAL HOLDINGS, INC.

March 25, 2009	By:	/s/ Mike Heather
Name: Mike Heather
Title: Chief Financial Officer